EXECUTION COPY









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                              GGS MANAGEMENT, INC.

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                                   $48,000,000

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                                CREDIT AGREEMENT


                           Dated as of April 30, 1996


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                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),
                             as Administrative Agent




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
                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                     Page

Section 1.  Definitions and Accounting Matters........................  1
         1.01  Certain Defined Terms..................................  1
         1.02  Accounting Terms and Determinations.................... 19
         1.03  Types of Loans......................................... 19

Section 2.  Commitments, Loans, Notes and Prepayments................. 20
         2.01  Loans.................................................. 20
         2.02  Borrowings............................................. 20
         2.03  Changes of Commitments................................. 20
         2.04  Lending Offices........................................ 20
         2.05  Several Obligations; Remedies Independent.............. 21
         2.06  Notes.................................................. 21
         2.07  Optional Prepayments and Conversions or Continuations
               of Loans............................................... 22
         2.08  Mandatory Prepayments and Reductions of Commitments.... 22

Section 3.  Payments of Principal and Interest........................ 24
         3.01  Repayment of Loans..................................... 24
         3.02  Interest............................................... 24

Section 4.  Payments; Pro Rata Treatment; Computations; Etc........... 25
         4.01  Payments............................................... 25
         4.02  Pro Rata Treatment..................................... 26
         4.03  Computations........................................... 26
         4.04  Minimum Amounts........................................ 26
         4.05  Certain Notices........................................ 26
         4.06  Non-Receipt of Funds by the Administrative Agent....... 27
         4.07  Sharing of Payments, Etc............................... 28

Section 5.  Yield Protection, Etc..................................... 29
         5.01  Additional Costs....................................... 29
         5.02  Limitation on Types of Loans........................... 31
         5.03  Illegality............................................. 32
         5.04  Treatment of Affected Loans............................ 32
         5.05  Compensation........................................... 33
         5.06  U.S. Taxes............................................. 33
         5.07  Replacement of Banks; No Rights of Participants........ 36

Section 6.  Conditions Precedent...................................... 36

                                       (i)

                                                                     Page

Section 7.  Representations and Warranties............................ 40
         7.01  Corporate Existence.................................... 40
         7.02  Financial Condition.................................... 40
         7.03  Litigation............................................. 40
         7.04  No Breach.............................................. 41
         7.05  Action................................................. 41
         7.06  Approvals.............................................. 41
         7.07  Use of Credit.......................................... 42
         7.08  ERISA.................................................. 42
         7.09  Taxes.................................................. 42
         7.10  Investment Company Act................................. 42
         7.11  Public Utility Holding Company Act..................... 42
         7.12  Material Agreements and Liens.......................... 42
         7.13  Environmental Matters.................................. 43
         7.14  Capitalization......................................... 43
         7.15  Subsidiaries, Etc...................................... 44
         7.16  True and Complete Disclosure........................... 44
         7.17  Insurance Licenses..................................... 44
         7.18  Superior Stock Purchase Agreement...................... 45
         7.19  Superior Acquisition................................... 45
         7.20  Sole Assets............................................ 45
         7.21  Security Documents..................................... 45

Section 8.  Covenants of the Company.................................. 46
         8.01  Financial Statements, Etc.............................. 46
         8.02  Litigation............................................. 50
         8.03  Existence, Etc......................................... 50
         8.04  Prohibition of Fundamental Changes..................... 51
         8.05  Limitation on Liens.................................... 52
         8.06  Indebtedness........................................... 53
         8.07  Investments; Derivative Transactions................... 54
         8.08  Restricted Payments.................................... 55
         8.09  Certain Financial Covenants............................ 55
         8.10  Risk-Based Capital Ratio............................... 56
         8.11  Capital Expenditures................................... 56
         8.12  Lines of Business; Etc................................. 56
         8.13  Subsidiary Dividend Payments........................... 56
         8.14  Ceded Reinsurance...................................... 57
         8.15  Transactions with Affiliates........................... 57
         8.16  Use of Proceeds........................................ 57
         8.17  Certain Obligations Respecting Subsidiaries............ 58
         8.18  Modifications of Certain Documents..................... 58
         8.19  Amendment and Restatement of Credit Agreement.......... 58
         8.20  Employment Agreement................................... 58
         8.21  Pooling Arrangements................................... 59

                                      (ii)

Section 10.  The Administrative Agent................................. 62
         10.01  Appointment, Powers and Immunities.................... 62
         10.02  Reliance by Administrative Agent...................... 63
         10.03  Defaults.............................................. 63
         10.04  Rights as a Bank...................................... 64
         10.05  Indemnification....................................... 64
         10.06  Non-Reliance on Administrative Agent and Other Banks.. 64
         10.07  Failure to Act........................................ 65
         10.08  Resignation or Removal of Administrative Agent........ 65
         10.09  Consents under Other Loan Documents................... 65
         10.10  Collateral Sub-Agents................................. 65

Section 11.  Miscellaneous............................................ 66
         11.01  Waiver................................................ 66
         11.02  Notices............................................... 66
         11.03  Expenses, Etc......................................... 66
         11.04  Amendments, Etc....................................... 67
         11.05  Successors and Assigns................................ 68
         11.06  Assignments and Participations........................ 68
         11.07  Survival.............................................. 70
         11.08  Captions.............................................. 71
         11.09  Counterparts.......................................... 71
         11.10  Governing Law; Submission to Jurisdiction............. 71
         11.11  Waiver of Jury Trial.................................. 71
         11.12  Treatment of Certain Information; Confidentiality..... 71

SCHEDULE I     - Material Agreements and Liens
SCHEDULE II    - Subsidiaries
SCHEDULE III   - Insurance Licenses
SCHEDULE IV    - Litigation

EXHIBIT A      - Form of Note
EXHIBIT B-1    - Form of Company Pledge Agreement
EXHIBIT B-2    - Form of GGS Pledge Agreement
EXHIBIT C-1    - Form of Opinion of Special New York Counsel to
                 the Credit Parties
EXHIBIT C-2    - Form of Opinion of Special Indiana Counsel to the
                 Credit Parties
EXHIBIT D      - Form of Opinion of Special New York Counsel to
                 Chase
EXHIBIT E      - Form of Confidentiality Agreement
EXHIBIT F      - Form of Assignment and Acceptance
EXHIBIT G      - Form of Exemption Certificate
EXHIBIT H      - Form of Employment Agreement

                                      (iii)

                   CREDIT AGREEMENT dated as of April 30, 1996, between: GGS MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto and each lender that becomes a "Bank" after the date hereof pursuant to
Section 11.06(b) hereof (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                   The Company has requested that the Banks make loans to it in an aggregate principal amount not exceeding $48,000,000 and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                   Section 1.  Definitions and Accounting Matters.

                   1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                   "Affiliate" shall mean, with respect to any Person (the "Relevant Person"), any other Person that directly or indirectly controls, or is under common control with, or is controlled by, the Relevant Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any Relevant Person (other than as a limited partner of such Relevant Person) will be deemed to control such Relevant Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of any Relevant Person solely by reason of his or her being a director, officer or employee of such Relevant Person or any of its Subsidiaries, (b) the Company and its Wholly-Owned Subsidiaries shall not be Affiliates of each other and (c) no Person (other than Alan G. Symons, family members of Alan G. Symons and Persons controlled by Alan G. Symons and such family members) shall be an Affiliate of the Company or any of its Subsidiaries by reason of such Person owning securities having 5% or more of the voting power for the election of directors of Goran so long as such Person owns less than 15% of such voting power.

                   "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in the State in which such Insurance Subsidiary is domiciled.

                   "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as

                                      - 2 -
such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                 "Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 1.50% per annum; and (b) with respect to Eurodollar Loans, 2.75% per annum.
                   "Assumed Reinsurance" shall mean reinsurance assumed by any Insurance Subsidiary from another Person (other than from another Insurance Subsidiary).

                   "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                   "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                   "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

                   "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                   "Billing Fees" shall mean fees with respect to the payment of premiums on an installment basis that are received by an Insurance Subsidiary from policyholders and in turn paid to the Company or received directly by the Company, regardless of whether paid on a per transaction basis, as a percentage of account balance or otherwise.

                   "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                   "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

                                      - 3 -
                   "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                   "Cash Flow" shall mean, for any period, the sum, for the Company (determined on an unconsolidated basis) of the following:

                   (a) cash dividends actually received during such period plus

                   (b) Net Billing Fees received, plus Net Management Fees received, for such period plus

                   (c) the aggregate amount of dividends legally available for payment to the Company by its Subsidiaries as at the last day of such period plus

                   (d) tax allocation agreement receipts received by the Company from its Subsidiaries during such period minus

                   (e) tax allocation agreement amounts paid by the Company to GGS during such period.

                   "Change in Control" shall be deemed to have occurred if (a) Goldman, Sachs & Co., GS Capital and GS Affiliates no longer are the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Act") except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire without condition (other than the passage of time) whether such rights are exercisable immediately or only after the passage of time) of at least 46% on a fully-diluted basis of the capital stock of any Credit Party, or (b) the Persons referred to in clause (a) above, together with Alan G. Symons, family members of Alan G. Symons and Persons controlled by Alan G. Symons and/or any such family members, no longer are the "beneficial owners" (as defined as aforesaid) of at least 95% on a fully-diluted basis of the capital stock of any Credit Party, in each case calculated without giving effect to any such capital stock issued to (or warrants, options or other rights to acquire any such capital stock held by) directors, officers and employees of GGS pursuant to the Management Stock Option
Plan). For purposes of this definition,  Alan G. Symons,  family members of Alan
G. Symons and Persons controlled by Alan G. Symons and/or such family members shall be deemed to control Goran for so long as (i) in the aggregate they are the "beneficial owners" (as defined as aforesaid) of in excess of 40% of the outstanding voting stock of Goran or (ii)(A) in the aggregate they are the "beneficial owners" (as defined as aforesaid) of in excess of 25% of the outstanding voting stock of Goran and (B) no other holder or "group" (as such term is defined in the Act) is the "beneficial owner" (as defined as aforesaid) of in excess of 10% of the outstanding voting stock of Goran.

                   "Ceded Reinsurance" shall mean reinsurance ceded by any Insurance Subsidiary to any other Person (other than to another Insurance Subsidiary), other than Surplus Relief Reinsurance.

                   "Chase" shall mean The Chase Manhattan Bank (National Association).

                "Closing Date" shall mean the date on which the Loans are made.

                   "CMO Derivative Investments" means Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, interest only investments, principal only investments, residuals, inverse IO's, super floaters, any bonds backed in whole or in part by tranches of these bonds (including component or kitchen sink bonds) and any bonds or investments similar to any of the foregoing.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                   "Commitment" shall mean, as to each Bank, the obligation of such Bank to make a Loan on or before the Commitment Termination Date in an amount up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.03 or 2.08 hereof).

                   "Commitment Termination Date" shall mean May 31, 1996.

                   "Company Pledge Agreement" shall mean a Pledge Agreement substantially in the form of Exhibit B-2 hereto between the Company and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                   "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.07 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                   "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.07 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                   "Credit Parties" shall mean the Company and GGS.

                   "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments of principal of Funded Debt (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (b) all Interest Expense for such period.

                   "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                   "Derivative Transaction" shall mean (a) any "swap agreement" as defined in Section 101(53B) of the Bankruptcy Code (other than a spot foreign exchange transaction), (b) any equity swap, floor, collar, cap or option transaction, (c) any option to enter into any of the foregoing and (d) any combination of the foregoing.

                   "Disposition" shall mean any sale, assignment, transfer or other disposition (including, without limitation, by Ceded Reinsurance) of all or any part of the Property (whether now owned or hereafter acquired) of the Company or any of its Subsidiaries to any other Person, excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms (which ordinary course of business, shall include, without limitation, sales or dispositions of Property in connection with the management of the investment portfolio of any of the Insurance Subsidiaries); provided that Ceded Reinsurance (other than Quota Share Reinsurance) to the extent that it does not exceed in the aggregate at any time outstanding 10% of the total liability of the Company and its Subsidiaries under all of their gross written insurance policies shall not constitute a "Disposition"; and provided, further, that Quota Share Reinsurance that does not exceed 25% of the total liability of the Company and its Subsidiaries under all of their gross written insurance policies shall not constitute a "Disposition." The verb "Dispose" shall have a correlative meaning.

                   "Dollars" and "$" shall mean lawful money of the United States of America.

                   "EBIT" shall mean, for any period for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), operating earnings (calculated before Interest Expense and taxes) for such period.

                   "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                   "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of, or rights to acquire, its capital stock, or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any

                                      - 6 -
of its Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (w) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly-Owned Subsidiary of the Company, (x) any capital contribution by the Company or any Wholly-Owned Subsidiary of the Company to any Subsidiary of the Company, (y) any capital stock, warrants or options exercisable in respect of, or rights to acquire, capital stock (or capital stock issued upon exercise thereof) or other security or instrument representing an equity interest (or the right to obtain an equity interest issued or sold to directors, officers or employees of the Company or any of its Subsidiaries pursuant to the Management Incentive Plan and (z) capital contributions made by GGS to the Company in amounts equal to amounts paid to GGS in respect of indemnification pursuant to
Section 9.2(f)(ii) of the GGS Stock Purchase Agreement.

                   "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                   "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

                   "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made or maintained by the respective Reference Banks for such Interest Period.

                   "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                   "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

                   "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

                   "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                   "Final Maturity Date" shall mean the date six years after the Closing Date; provided that if such day is not a Business Day, the Final Maturity Date shall be the immediately preceding Business Day.

                   "Fixed Charges Ratio" shall mean, as at any date, the ratio of (a) Cash Flow for the period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters since the Closing Date) of the Company ending on or most recently ended prior to such date to (b) Debt Service for such period.

                   "Funded Debt" shall mean (a) any obligation of the Company or any of its Subsidiaries for borrowed money or the purchase price of property (including, without limitation, Capital Lease Obligations) which is shown on the financial statements of the Company or such Subsidiary as a liability, excluding
(i) items customarily reflected as current liabilities and classified as other than debt (it being understood that trade accounts payable, obligations under leases which are not capitalized and income taxes payable are excluded from "Funded Debt" under this definition) and (ii) deferred income taxes and (b) Guarantees by the Company and its Subsidiaries of obligations of others of the type included under clause (a).

                   "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                   "GGS" shall mean GGS Management Holdings, Inc., a Delaware corporation and, on the Closing Date, the sole shareholder of the Company.

                   "GGS Pledge Agreement" shall mean a Pledge Agreement substantially in the form of Exhibit B-1 hereto between GGS and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                   "GGS Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of January 31, 1996 by and among GGS, GS Capital, Goran and SIG (including without limitation, all exhibits, schedules, disclosure letters and other documents referred to therein or delivered pursuant thereto), as modified and supplemented and in effect from time to time.

                   "Goran" shall mean Goran Capital Inc., a Canadian insurance holding company.

                   "GS Affiliates" shall mean (a) GS Capital Partners II Offshore, L.P., (b) Goldman, Sachs & Co. Verwaltungs GmbH, (c) Stone Street Fund 1995, L.P., (d) Bridge Street Fund 1995, L.P., (e) Bridge Street Fund 1996, L.P., (f) Stone Street Fund 1996, L.P., and (g) any other Affiliate of Goldman, Sachs & Co. acceptable to the Majority Banks.

                   "GS Capital" shall mean GS Capital Partners II, L.P., a Delaware limited partnership and an Affiliate of Goldman, Sachs & Co.

                   "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                   "IGF" shall mean IGF Insurance Company, an Indiana insurance company and, on the Closing Date, a direct Wholly-Owned Subsidiary of IGF Holdings.

                   "IGF Holdings" shall mean IGF Holdings, Inc., an Indiana corporation and, on the Closing Date, a direct Wholly-Owned Subsidiary of SIG.

                   "IGF Holdings Note" shall mean the promissory note of IGF Holdings issued to Pafco and payable no later than November 30, 1996 in the amount of $3,475,269, the payment of which promissory note is secured by a second lien on all of the shares of IGF.

                   "IGF  Pre-Closing   Transactions"   shall  have  the  meaning
assigned to such term in Section 4.15(a) of the GGS Stock Purchase Agreement.

                   "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; provided that Indebtedness shall not include (i) obligations with respect to insurance policies underwritten by, or Assumed Reinsurance underwritten by, or Reinsurance Agreements entered into by, an Insurance Subsidiary in the ordinary course of its business, (ii) indebtedness arising from deferral by employees of their right to receive a portion of their salary or wages pursuant to any pension plan and (iii) commissions or other amounts payable in the ordinary course of business to agents or to other representatives of any of the Insurance Subsidiaries.

                   "Information   Memorandum"   shall   mean  the   Confidential
Information Memorandum dated March, 1996 distributed to the Banks.

                   "Insurance  Subsidiaries"  shall  mean,   collectively,   the
Subsidiaries of the Company licensed to do property and casualty insurance business.

                   "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) EBIT for the period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters since the Closing Date) of the Company ending on or most recently ended prior to such date to (b) Interest Expense for such period.

                   "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Funded Debt (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

                   "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the requirements of the proviso set forth at the end of Section 2.01 hereof) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                   Notwithstanding the foregoing: (i) no Interest Period may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Interest Period shall not be available hereunder for such period; and (iv) until the earlier of (i) the date that Chase shall have notified the Company that syndication of the Commitments and Loans has been completed and (ii) the ninetieth day after the Closing Date, Interest Periods in excess of one month shall not be available hereunder.

                   "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                   "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (other than any Wholly-Owned Subsidiary of such first Person) or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) an investment in real estate; (c) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (d) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (e) solely for the purposes of
Section 8.15 hereof, the entering into of any Derivative Transaction.

                   "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                   "Loan Documents" shall mean, collectively, this Agreement, the Notes and the Pledge Agreements.

                   "Loans" shall mean the loans provided for in Section 2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                   "Majority Banks" shall mean Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

                   "Management Fees" shall mean all fees paid by an Insurance Subsidiary to the Company that are calculated as a percentage of gross written premiums.

                   "Management Stock Option Plan" shall mean a stock option plan substantially in the form of the plan set forth in Exhibit J to the GGS Stock Purchase Agreement.

                   "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, U and X.

                   "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Loan Documents or the Transaction Documents, (c) the validity or enforceability of any of the Loan Documents or the Transaction Documents, (d) the rights and remedies of the Banks and the Administrative Agent under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the ability of the Company to consummate the Superior Acquisition; provided, that consummation of the transactions contemplated by the Transaction Documents shall in no event be deemed to have a Material Adverse Effect.

                   "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

                   "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

                   "Net Available Proceeds" shall mean:

                   (i) in the case of any Disposition, (x) by the Company or any Subsidiary (other than an Insurance Subsidiary), the amount of Net Cash Payments received in connection with such Disposition and (y) by any Insurance Subsidiary, the lesser of (A) Net Cash Payments received in connection with such Disposition and (B) the after-tax net gain realized from such Disposition; and

             (ii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

                   "Net Billing Fees" shall mean Billing Fees less all direct expenses of the Company incurred in providing the billing services to which such Billing Fees relate.

                   "Net Cash Payments" shall mean, with respect to any Disposition by the Company or any Subsidiary (other than an Insurance Subsidiary), the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within four months of the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

                   "Net Management Fees" shall mean Management Fees less all direct expenses of the Company incurred in providing the management services to which such Management Fees relate.

                   "Notes"  shall  mean the  promissory  notes  provided  for by
Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Notes" shall include any Registered Notes executed and delivered pursuant to Section 2.06(d) hereof.

                   "Pafco" shall mean Pafco General Insurance Company, an Indiana insurance company and, on the Closing Date, a direct Wholly-Owned Subsidiary of the Company.

                   "Participant" shall have the meaning assigned to such term in Section 11.06(c) hereof.

                   "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                   "Permitted Investments" shall mean Investments in: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc., or Moody's Investors Service, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof, (d) Interest Rate Protection Agreements and (e) deposits with Union Federal Savings Bank of Indianapolis up to but not exceeding $500,000 at any one time outstanding; so long as, in the case of clauses (a), (b) and (c) above, the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

                   "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                   "Plan"   shall  mean  an  employee   benefit  or  other  plan
established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                   "Pledge Agreements" shall mean the Company Pledge Agreement and the GGS Pledge Agreement.

                   "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, provided that, with respect to principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

                   "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate.

                   "Principal Payment Dates" shall mean each six-month anniversary of the Closing Date, the first of which shall be the date one year after the Closing Date and the last of which shall be the Final Maturity Date; provided that if any such day is not a Business Day, the applicable Principal Payment Date shall be the immediately preceding Business Day.

                   "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                   "Publicly Traded Stock" shall mean Margin Stock or other stock traded on the Toronto Stock Exchange.

                   "Quarterly Dates" shall mean each quarterly anniversary of the Closing Date, the first of which shall be the first such day after the Closing Date; provided that if any such day is not a Business Day, the applicable Quarterly Date shall be the immediately preceding Business Day.

                   "Quota Share Reinsurance" shall mean Ceded Reinsurance under which a specified percentage of gross premium, losses and loss adjustment expenses of an Insurance Subsidiary's portfolio of written insurance policies is ceded to another Person (other than to another Insurance Subsidiary), without the specification of individual policies to be so ceded.

                   "Reference Banks" shall mean Chase and such other Bank as the Company and each Bank may from time to time agree.

                   "Registered Holder" shall have the meaning assigned to such term in Section 5.06(a)(ii) hereof.

                   "Registered Loan" shall have the meaning assigned to such term in Section 2.06(d) hereof.

                   "Registered Note" shall have the meaning assigned to such term in Section 2.06(d) hereof.

                   "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of April 30, 1996, by and between GGS, GS Capital, SIG and Goran, as modified and supplemented and in effect from time to time.

                   "Regulations A, D, G, U and X" shall mean, respectively, Regulations A, D, G, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                   "Regulatory Change" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                   "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement providing for Ceded Reinsurance by any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary.

                   "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

                   "Restricted  Payment" shall mean, with respect to any Person,
(a) dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments to any other Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding (i) dividends payable solely in shares of common stock or in options, warrants or other rights to purchase common stock of such Person and (ii) any purchase, redemption or retirement of shares of stock, options, warrants or other rights issued or sold to directors, officers and employees of the Company or any of its Subsidiaries under the Management Stock Option Plan up to but not exceeding $1,000,000 in the aggregate and (b) administrative fees, advisory fees, management fees and billing fees, and all other cash or non-cash consideration (other than in connection with Special Reinsurance Arrangements), payable by such Person to any of its Affiliates, other than customary and reasonable investment banking fees payable to Goldman, Sachs & Co.

                   "Risk-Based Capital Ratio" shall mean, with respect to any Insurance Subsidiary on any date of determination thereof, the ratio of (a) Total Adjusted Capital (as defined by the NAIC) for such Insurance Subsidiary to
(b) Authorized Control Level Risk-Based Capital (as defined by the NAIC) for such Insurance Subsidiary.

                   "SAP" shall mean, with respect to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                   "Seller" shall mean, collectively, (i) Fortis, Inc. and (ii) Interfinancial, Inc., an indirect Wholly-Owned Subsidiary of Fortis, Inc.

                   "SIG" shall mean Symons International Group, Inc., an Indiana corporation and on the date hereof a direct Wholly-Owned Subsidiary of Goran.

                   "Special Reinsurance Arrangements" shall mean, with respect to any Insurance Subsidiary, (a) subject to Section 8.14 hereof, Ceded Reinsurance by such Insurance Subsidiary to Granite Reinsurance Company Ltd. that does not require the approval of the Board of Directors of GGS under
Section 2.3(h) of the Stockholder Agreement, and the aggregate annual amount of premiums ceded under which does not exceed $15,000,000, (b) the transactions contemplated by the last sentence of Section 5.5 and, subject to Section 8.14 hereof, by Section 5.6 of the GGS Stock Purchase Agreement and (c) the transactions contemplated by Section 5.6(c) of the Superior Stock Purchase Agreement.

                   "Statutory Net Premiums Written" shall mean, for any period, the net premiums written of the Insurance Subsidiaries (on a combined basis) during such period, determined in accordance with SAP.

                   "Statutory Statement" shall mean, as to any Insurance Subsidiary, a statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority.

                   "Statutory Surplus" shall mean, as at any date for any Insurance Subsidiary or IGF, the aggregate amount of surplus as regards policyholders (determined without duplication in accordance with SAP) of such Insurance Subsidiary or IGF, respectively.

                   "Stockholder Agreement" shall mean the Stockholder Agreement dated as of April 30, 1996, by and between GGS, GS Capital, SIG and Goran, as modified and supplemented and in effect from time to time.

                   "Subordinated Indebtedness" shall mean, with respect to the Company, Indebtedness (i) for which the Company is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated, (iii) that does not have any principal or sinking fund payment prior to the Final Maturity Date, (iv) in respect of which interest is payable not more often than semi-annually and (v) that is subordinated to the obligations of the Company to pay principal of and interest on the Loans and Notes and Fees and other amounts payable hereunder on terms, and pursuant to documentation containing other terms (including covenants and events of default), in form and substance satisfactory to the Majority Banks in their reasonable determination.

                   "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                   "Superior" shall mean Superior Insurance Company, a Florida insurance company.

                   "Superior Acquisition" shall mean the purchase by the Company of 100% of the issued and outstanding capital stock of Superior from the Seller pursuant to the Stock Purchase Agreement.

                   "Superior Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of January 31, 1996 by and among Goran, SIG and the Seller (including, without limitation, all exhibits, schedules, disclosure letters and other documents referred to therein or delivered pursuant thereto), pursuant to which SIG has agreed to purchase from the Seller all of the capital stock of Superior, all of SIG's rights and obligations under which have been contributed by SIG to GGS and by GGS to the Company, as modified and supplemented and in effect from time to time.

                   "Surplus Relief Reinsurance" shall mean any transaction in which any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined by the independent certified public accountants of the Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

                   "Tangible Net Worth" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                   (a)  the amount of capital stock; plus

                   (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus

                   (c)  treasury stock; minus

                   (d) the net book value of all assets which would be treated as intangibles, including (without limitation) goodwill (including from acquisitions), trademarks, trade names, copyrights, patents, deferred preoperating expenses, unamortized debt discount and expense, and all other deferred charges.

                   "Total Capitalization" shall mean, as at any time, the sum of Total Debt plus Tangible Net Worth.

                   "Total Debt" shall mean, as at any time, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all Funded Debt.

                   "Total Debt to Total Capitalization Ratio" shall mean, at any time, the ratio of Total Debt to Total Capitalization at such time.

                   "Transaction Documents" shall mean the Registration Rights Agreement, the Stockholder Agreement, the Superior Stock Purchase Agreement and the GGS Stock Purchase Agreement.

                   "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

                   "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

                   "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof, other than net income or franchise taxes or any other taxes imposed in lieu of net income taxes.

                   "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

                   1.02  Accounting Terms and Determinations.

                   (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited, or annual statutory, financial statements as at December 31, 1995 referred to in
Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited, or annual statutory, financial statements as at December 31, 1995 referred to in Section 7.02 hereof) unless
(i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited, or annual statutory, financial statements referred to in Section 7.02 hereof).

                   (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section
8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles, or statutory accounting practices, employed in the preparation of such statement and the application of accounting principles, or statutory accounting practices, employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                   (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

                   1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

                   Section 2.  Commitments, Loans, Notes and Prepayments.

                   2.01 Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on or before the Commitment Termination Date in an amount up to but not exceeding the amount of the Commitment of such Bank. Thereafter the Company may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in
Section 2.07 hereof); provided that no more than three separate Interest Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time; and provided, further, that until the earlier of (i) the date that Chase shall have notified the Company that syndication of the Commitments and Loans has been completed and (ii) the ninetieth day after the Closing Date, all Eurodollar Loans must have an Interest Period of one month's duration and be coterminous with the Interest Periods of all other Eurodollar Loans, and, to the extent that prior to such date a Eurodollar Loan would not satisfy such conditions, such Loan shall be made, or Continued as or Converted into, a Base Rate Loan.

                   2.02 Borrowings. The Company shall give the Administrative Agent notice of the borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for the borrowing hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase at its principal office.

                   2.03  Changes of Commitments.

                   (a) The Company shall have the right at any time or from time to time to terminate or reduce the aggregate unused amount of the Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 (or a larger multiple of $1,000,000).

                   (b) Any portion of the Commitments not used on the Closing Date shall be automatically terminated.

                   (c) The Commitments once terminated or reduced may not be reinstated.

                   2.04 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

                   2.05 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in Section 4.06 hereof) no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                   2.06  Notes.

                   (a) The Loan (other than Registered Loans) made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

                   (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of any Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans.

                   (c) No Bank shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loan and Note pursuant to Section 11.06 hereof and except as provided in clause (d) below (and, if requested by any Bank, the Company agrees to so exchange any Note).

                   (d) Notwithstanding the foregoing, any Bank that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that has certified, by completing a certificate in the form attached hereto as Exhibit G (or such other form as the Company may reasonably request), that it is eligible for a complete exemption from withholding of U.S. Taxes under Section 871(h) or 881(c) of the Code may request the Company (through the Administrative Agent), and the Company agrees thereupon, to record on the Register referred to in Section 11.06(g) hereof any Loans held by such Bank under this Agreement. Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Bank that is the holder of Registered Loans, to execute and deliver to such Bank a promissory note in registered form to evidence such Registered Loans (i.e., containing the optional registered note language as indicated in Exhibit A hereto) and registered as provided in Section 11.06(g) hereof (herein, a "Registered Note"), dated the date hereof, payable to such Bank and otherwise duly completed. A Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                   2.07 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans without penalty or premium (except as provided in Section 5.05 hereof), or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans unless the Company agrees to pay the amount, if any, specified in
Section 5.05 hereof; (c) prepayments of the Loans shall be applied to the installments of the Loans ratably; and (d) any Conversion or Continuation of Eurodollar Loans shall be subject to the proviso set forth at the end of Section
2.01 hereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

                   2.08  Mandatory Prepayments and Reductions of Commitments.

                   (a) Equity Issuance. Promptly upon any Equity Issuance, the Company shall prepay the Loans in an aggregate amount equal to 75% of the Net Available Proceeds thereof, such prepayment to be effected in the manner and to the extent specified in paragraph (e) of this Section 2.08.

                   (b) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Banks pursuant to Section 8.04 hereof to any Disposition not otherwise permitted under Section 8.04 hereof, in the event that after the Closing Date the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions after the Closing Date as to which a prepayment has not yet been made under this
Section 2.08(b), shall exceed $1,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Banks a statement, certified by a senior financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the amount of Net Available Proceeds of the Current Disposition and of all such prior

Dispositions and will prepay the Loans or reduce the Commitments in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment to be effected in the manner and to the extent specified in paragraph (e) of this Section 2.08; provided, that no prepayment shall be required under this Section with respect to (i) any Dispositions up to but not exceeding $5,000,000 in the aggregate, the Net Available Proceeds of which are promptly used to make Investments permitted by
Section  8.07 hereof or Capital  Expenditures  permitted by Section 8.11 hereof,
(ii) any disposition for cash of the IGF Holdings Note, or (iii) the Dispositions contemplated by Sections 5.6 and 5.7 of the GGS Stock Purchase Agreement.

                   (c) Funded Debt Incurrence. Upon the creation, incurrence or issuance by the Company after the Closing Date of any Funded Debt (other than (x) the Loans and (y) borrowings under unsecured short-term credit lines), the Company shall prepay the Loans in an aggregate amount equal to 75% of all cash received by the Company in respect of such Funded Debt (net of reasonable expenses incurred by the Company in connection therewith), such prepayment to be effected in the manner and to the extent specified in paragraph (e) of this
Section 2.08.

                   (d) Purchase Price Adjustments. Promptly upon the payment by the Seller of any refund of any portion of the purchase price of the Superior Acquisition pursuant to clause (x) of Section 2.3(c)(iii) of the Superior Stock Purchase Agreement aggregating $1,000,000 or more, the Company shall prepay the Loan in an aggregate amount equal to the total amount of such refund, such prepayment to be effected in the manner and to the extent specified in paragraph
(e) of this Section 2.08.

                   (e) Application; Limitations on Application. Prepayments described in the above paragraphs of this Section 2.08 shall be applied to the Loans then outstanding (i) in the inverse order of the maturities of the installments thereof in the case of prepayments under clause (a), (b) and (c) of this Section 2.08 and (ii) ratably to the installments thereof in the case of prepayments under clause (d) of this Section 2.08, in each case without penalty or premium (except as provided in Section 5.05 hereof). To the extent that amounts required to be applied pursuant to clauses (a) and (b) of this Section
2.08 are only available to the Company through dividend payments to the Company from one or more of the Insurance Subsidiaries, which payments (i) require regulatory approval that, after due written application or request, cannot be obtained or (ii) may not otherwise be made in accordance with applicable law, upon certification by the Company to the Administrative Agent to such effect (together with, in the case of an application or request for regulatory approval, copies of all documents submitted, and all written responses received, in connection therewith), the Company shall not, to such extent, be required to make such application for so long as such dividend payments may not, for such reasons, be made.

                   Section 3.  Payments of Principal and Interest.

                   3.01 Repayment of Loans. The Company hereby promises to pay to the Administrative Agent for account of the Banks the aggregate principal of the Loans in eleven consecutive semi-annual installments payable on the Principal Payment Dates as follows:

                                                      Aggregate Amount
         Principal Payment Date                      of Installment ($)

                   First                                $ 3,128,000
                   Second                               $ 2,886,500
                   Third                                $ 2,886,500
                   Fourth                               $ 3,608,000
                   Fifth                                $ 3,608,000
                   Sixth                                $ 4,330,000
                   Seventh                              $ 4,330,000
                   Eighth                               $ 5,412,000
                   Ninth                                $ 5,412,000
                   Tenth                                $ 6,199,500
                   Eleventh                             $ 6,199,500
                                                        -----------
                                                        $48,000,000

If the Company does not borrow the full amount of the aggregate Commitments on or before the Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

                   3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                   (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and

                   (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Note held by such Bank to or for account of such Bank, that shall not be paid in full when due

(whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks and to the Company.

                   Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

                   4.01  Payments.

                   (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

                   (b) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Administrative Agent), provided that such Bank's failure to give such notice shall not affect the validity thereof.

                   (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

                   (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                   (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                   4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) the borrowing from the Banks under Section 2.01 hereof shall be made from the Banks, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

                   4.03 Computations. Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

                   4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.08 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, the borrowing, and each Conversion and partial prepayment of principal, of Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $1,000,000 (borrowing, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period); provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $1,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                   4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments and of the borrowing, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                            Number of
                                                            Business
                   Notice                                   Days Prior

         Termination or reduction
         of Commitments                                         3

         Borrowing or prepayment of,
         or Conversions into,
         Base Rate Loans                                     same day

         Borrowing or prepayment of,
         Conversions into, Continuations
         as, or duration of Interest
         Period for, Eurodollar Loans                           3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the aggregate amount of the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                   4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                   (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section
         3.02 hereof to pay interest on the Required Payment at the Post-Default
         Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

             (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                   4.07  Sharing of Payments, Etc.

                   (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loan or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to the Company), in which case it shall promptly notify the Company and the
Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                   (b) If any Bank shall obtain from the Company payment of any principal of or interest on the Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on such Loan or such other amounts then due hereunder or thereunder by the Company to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                   (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of a Loan or other amounts (as the case may be) owing to such Bank in the amount of such participation.

                   (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                   Section 5.  Yield Protection, Etc.

                   5.01  Additional Costs.

                   (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                   (i) shall subject any Bank (or its Applicable Lending Office for any of such Eurodollar Loans) to any tax, duty or other charge in respect of such Eurodollar Loans or its Note or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Eurodollar Loans (excluding changes in the rate of tax on or measured by the overall net income or receipts of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

             (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

            (iii) imposes any other condition affecting its Eurodollar Loans or its Commitment to make or maintain Eurodollar Loans.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                   (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable
Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                   (c) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or
(b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth in reasonable detail the basis and calculation of the amount of each request by such Bank for compensation under paragraph (a) or (b) of this Section
5.01.  Determinations  and  allocations by any Bank for purposes of this Section
5.01 of the effect of any  Regulatory  Change  pursuant to paragraph (a) of this
Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and any calculations are absent manifest error.

                   5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

                   (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
         Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                   (b) the Majority Banks determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.07 hereof.

                   5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                   5.04 Treatment of Affected Loans. If the obligation of any Bank to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

                   (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                   (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans are allocated among the Banks ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                   5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

                   (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

                   (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

                   5.06  U.S. Taxes.

                   (a) The Company agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                   (i) to any payment to any Bank hereunder (other than in respect of any Registered Loan) unless such Bank (a) is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form W-8 or W-9 and either (x) a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or (y) a Form

         4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans) and (b) has delivered to each of the Company and the Administrative Agent such forms on or before such date or dates,

             (ii) to any payment to any Bank hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) (a) is, on the date hereof (or on the date such Registered Holder becomes a Bank as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, entitled to submit a Form W-8, together with an annual certificate in the form attached hereto as Exhibit G (or such other form as the Company may reasonably request) and (b) has delivered to each of the Company and the Administrative Agent such forms on or before such date or dates, or

            (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For purposes of this Section 5.06, any Bank that fails to (a) provide a Form W-9 to each of the Company and the Administrative Agent on or before the date hereof (or the date it becomes a Bank pursuant to Section 5.08, 11.04(b) or 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank and (b) comply with the additional reporting requirements of Section 5.06(c) hereof, shall be deemed to be a non-U.S. Person for purposes of the withholding of U.S. Taxes. Any Bank deemed to be a non U.S. Person for such purposes that fails to (x) provide to each of the Company and the Administrative Agent on or before the date hereof (or the date it becomes a Bank pursuant to
Section 5.08, 11.04(b) or 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank the forms described in either Section 5.06(a)(i) or 5.06(a)(ii) and (y) comply with the additional reporting requirements of Section 5.06(c) hereof, shall be subject to full withholding of U.S. Taxes.

For the purposes of this Section 5.06, (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status) of the Department of the Treasury of the United States of America and (D) "Form W-9" shall mean Form W-9 (Request for Taxpayer Identification Number and Certification) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (A), (B), (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                   (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                   (c) Each Bank that  delivers  to each of the  Company and the
Administrative Agent a Form W-8, W-9, 1001 or 4224 pursuant to Section 5.06(a) hereof further undertakes to deliver to each of the Company and the Administrative Agent said Form W-8, W-9, 1001 or 4224 or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any U.S. Taxes. Each Bank that delivers an exemption certificate in the form of Exhibit G hereto further undertakes to deliver to the Company and the Administrative Agent, such statement on an annual basis on the anniversary of the date on which such Bank became a party to this Agreement and to deliver promptly to the Company and the Administrative Agent such additional statements and forms as shall be reasonably requested by the Company from time to time. In the event that any change in any law, rule, regulation, treaty or directive, or in the interpretation or application therein (a "Law Change"), has occurred prior to the date on which any such delivery would otherwise be required, which change renders all such forms inapplicable or would prevent such Bank from duly completing and delivering any such form with respect to such Bank, then promptly following such Law Change, but in any event prior to the time the next payment under the Notes is due following such Law Change, such Bank shall advise the Company in writing that it is not capable of receiving payments without any deduction or withholding of U.S. Tax.

                   (d) If the Administrative Agent or any Bank receives a refund in respect of U.S. Taxes paid by the Company, it shall promptly pay such refund to the Company, provided, however, that the Company agrees to promptly return such refund to the Administrative Agent or the applicable Bank, as the case may be, if it receives notice from the applicable Bank that such Bank is required to repay such refund.

                   (e) Each Bank agrees to indemnify and hold harmless the Company and the Administrative Agent from and against any taxes, penalties, interest and other costs or losses (including, without limitation, reasonable attorneys' fees and expenses) incurred or payable by the Company or the Administrative Agent as a result of the failure of the Company or the Administrative Agent to comply with its obligations to deduct or withhold any U.S. Taxes from any payments made pursuant to this Agreement to such Bank or the Administrative Agent which failure resulted from (i) the Company's or the

Agent's reliance on any form, statement, certificate or other information provided to it by such Bank pursuant to this Section 5.06 or (ii) any Participation.

                   5.07  Replacement of Banks; No Rights of Participants.

                   (a) If any Bank shall become affected by any of the changes or events described in this Section 5 (any such Bank being hereinafter referred to as a "Replaced Bank") and shall petition the Company for any increased cost, U.S. Taxes or other amounts thereunder, then in such case, so long as no Default shall have occurred and be continuing, the Company may, upon at least five (5) Business Days' notice to the Administrative Agent and such Replaced Bank, designate a replacement lender (a "Replacement Bank") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Bank shall, subject to its receipt (unless a later date of the remittance thereof shall be agreed upon by the Company and the Replaced Bank) of all amounts owed to such Replaced Bank under this Section 5, assign all (but not less than all) of its rights, obligations, Loans and Commitment hereunder. Upon any assignment by any Bank pursuant to this Section 5.07 becoming effective, the Replacement Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and such Replaced Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Section 11.12). Notwithstanding any Replaced Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this
Section 5.07, the Replaced Bank shall cease to be a "Bank" for all purposes of this Agreement and the Replacement Bank substituted therefor shall be deemed to be a "Bank" for all purposes of this Agreement upon payment to the Replaced Bank by the Replacement Bank of all amounts set forth in this Section 5.07 without any further action of the Replaced Bank.

                   (b) Without limiting the generality of Section 11.06, in no event shall any rights granted to any Bank pursuant to this Section 5 be available to any Participant.

                   Section 6. Conditions Precedent. The obligation of any Bank to make its Loan hereunder is subject to the conditions precedent that the Administrative Agent shall have received the following documents (with, except in the case of clause (e) below, sufficient copies for each Bank), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

                   (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Credit Party and of all corporate authority for each Credit Party (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Credit Parties from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the relevant Credit Party to the contrary).

                   (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in clauses (i) and (ii) of the last paragraph of this Section 6.

                   (c) Opinion of Counsel to the Company. An opinion, dated the Closing Date, of Fried, Frank, Harris, Shriver & Jacobson, special New York counsel to the Credit Parties, substantially in the form of Exhibit C-1 hereto, and an opinion, dated the Closing Date, of Dann, Pecar, Newman & Kleiman, special Indiana counsel to the Credit Parties, substantially in the form of Exhibit C-2 hereto, and in each case covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).

                   (d) Opinion of Special New York Counsel to Chase. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D hereto (and Chase hereby instructs such counsel to deliver such opinion to the Banks).

                   (e) Notes. The Notes, duly completed and executed for each Bank (except that, in the case of a Registered Holder, a Note shall be required only to the extent that such Registered Holder shall have requested the execution and delivery of a Note pursuant to Section 2.06(d) hereof).

                   (f) Security Documents. The Company Pledge Agreement, duly executed and delivered by the Company and the Administrative Agent, and the GGS Pledge Agreement, duly executed and delivered by GGS and the Administrative Agent, in each case, together with the certificates identified in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, each Credit Party shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to each Pledge Agreement.

                   (g) A.M. Best Ratings. Evidence that the claims-paying rating by A.M. Best & Co., after giving effect to the making of the Loans and the Superior Acquisition, shall equal or exceed B- for each of Pafco and Superior.

                   (h) Equity Contribution. Evidence that the Company shall have received a cash contribution to its equity capital from GGS in an aggregate amount of not less than $20,000,000.

               (i) Reserve Analysis. A reserve analysis prepared by Tillinghast, a Towers Perin company, relating to the insurance business of Pafco and of Superior, in form and substance satisfactory to the Administrative Agent.

               (j) Tax Sharing Agreements. True, correct and complete copies of all tax sharing agreements among Goran, SIG, GGS, the Company and/or any Subsidiary of the Company and all modifications and supplements thereto.

                   (k) Financial Statements; Investments. True copies of (1) the financial statements and other financial information referred to in
         Section 7.02 hereof, (2) the annual Statutory Statement of IGF as at December 31, 1995, (3) the balance sheet of IGF as at December 31, 1995, (4) a pro forma unconsolidated balance sheet of the Company after giving effect to the IGF Pre-Closing Transactions, the equity contribution referred to in paragraph (h) above, the Loans and the consummation of the Superior Acquisition and (5) a list of all Investments (other than Investments disclosed in Schedule II hereto) held by the Company or any of its Subsidiaries in any Person on the last day of the fiscal quarter of the Company most recently ended on or before the date 45 days prior to the Closing Date (after giving effect to the Superior Acquisition) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment.

                   (l) Transaction Documents. (i) A true copy of each Transaction Document (which shall include copies of all amendments, schedules, exhibits and other attachments thereto and contain terms and conditions in form and substance satisfactory to the Banks in their reasonable determination), together with true copies of each document, certificate and opinion referred to therein, (ii) a true copy of the IGF Holdings Note and the Intercreditor and Subordination Agreement entered into as of April 26, 1996 among IGF Holdings, Union Federal Savings Bank of Indianapolis and Pafco and (iii) a certificate of a senior officer of the Company, dated the Closing Date, to the effect that each Transaction Document has been duly executed and delivered by each of the parties thereto and is in full force and effect on the Closing Date.

                   (m) Consummation of the Superior Acquisition. A certificate of a senior officer of the Company, dated the Closing Date, to the effect that (i) none of the Transaction Documents or the IGF Holdings Note have been amended or otherwise modified, or executed and delivered in a form other than the form heretofore delivered to the Administrative Agent, (ii) the Superior Acquisition will simultaneously be consummated in accordance with the Stock Purchase Agreement, and
         (iii) all conditions to the consummation of the Superior Acquisition as set forth in the Stock Purchase Agreement have been fulfilled or waived by the parties thereto (which waiver (x) in the case of any material waiver by the Company, shall be given only with the consent of the Majority Banks and (y) in the case of any other waiver by the Company, shall be given only with the consent of Chase).

                   (n) IGF. Evidence that Pafco has transferred to SIG or one of its Subsidiaries (other than GGS or any of its Subsidiaries or Persons that will become its Subsidiaries pursuant to the Transaction Documents) all of the capital stock of IGF Holdings, and Pafco has received from IGF Holdings a dividend consisting of cash (in an amount not less than $7,500,000) which, together with the principal amount of the IGF Holdings Note, aggregates not less than the stockholder's equity of IGF as reflected in the balance sheet of IGF referred to in clause (3) of paragraph (k) above, together with evidence that such dividend was lawful and that the IGF Holdings Note is a legal, valid and binding obligation of IGF Holdings, enforceable in accordance with its terms.

               (o)  EuroNote  Documents.  The  EuroNote  Waiver  (as  defined in
          Section 4.14(a) of the GGS Stock Purchase Agreement).

                   (p) Approvals and Consents. Evidence that all governmental (including insurance regulatory) and third party filings, licenses, permits, consents and approvals necessary in connection with the execution and delivery of the Loan Documents, the Transaction Documents, the borrowings hereunder and the consummation of the Superior Acquisition have been obtained by the Company and its Subsidiaries and are in full force and effect on the date hereof.

               (q) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

The obligation of any Bank to make its Loan hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Bank or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                   The obligation of any Bank to make its Loan hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                   (i)  no Default shall have occurred and be continuing; and

                   (ii) the representations and warranties made by the Company in Section 7 hereof, and by each Credit Party in each of the other Loan Documents, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

The notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

                   Section 7. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that:

                   7.01  Corporate  Existence.  Each  of  the  Company  and  its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except in the cases of (b) and (c) where failure so to hold all licenses, authorizations, consents and approvals or the failure so to qualify is not reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                   7.02  Financial Condition.

                   (a) The Company has heretofore furnished to each of the Banks
(i) the unconsolidated unaudited balance sheet of Pafco as at December 31, 1995 and the related unconsolidated unaudited statement of income for the fiscal year ended on said date and (ii) the unconsolidated balance sheet of Superior as at December 31, 1995 and the related unconsolidated unaudited statement of income for the fiscal year ended on such date. All such financial statements present fairly, in all material respects, the financial condition of Pafco, and of Superior, as the case may be, as at said date and the results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices (except for the absence of statements of cash flows and stockholder's equity and of footnotes). As at the Closing Date there has been no material adverse change in the unconsolidated financial condition of Pafco or of Superior from that set forth in such financial statements (it being understood that the consummation of the IGF Pre-Closing Transactions do not result in a material adverse change with respect to Pafco).

                   (b) The Company has heretofore furnished to each of the Banks the annual Statutory Statement of Pafco and of Superior for the fiscal year ended December 31, 1995, in each case as filed with the Applicable Insurance Regulatory Authority. All such Statutory Statements present fairly, in all material respects, the financial condition of such Person as at, and the results of its operations for the fiscal year ended December 31, 1995, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

                   7.03 Litigation. Except as disclosed to the Banks in Schedule IV hereto and except for claims under insurance contracts in the ordinary course of business, there are no legal or arbitral proceedings, or any proceedings by

                                     - 41 -
or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries or Superior or any of its Subsidiaries that, if adversely determined, is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                   7.04 No Breach. None of the execution and delivery of the Loan Documents or the Transaction Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Pledge Agreements) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                   7.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents and the Transaction Documents to which it is a party; the execution, delivery and performance by the Company of each of the Loan Documents and the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                   7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for (i) filings and recordings in respect of the Liens created pursuant to the Pledge Agreements, (ii) the approval of the insurance department or similar insurance regulatory or administrative authority or agency of the state in which an Insurance Subsidiary whose shares are pledged under the Company Pledge Agreement is domiciled or licensed to do an insurance business (and any Subsidiary of such Insurance Subsidiary that is also an Insurance Subsidiary) as may be required in connection with a foreclosure on the shares pledged under the Company Pledge Agreement and (iii) except for such approvals and consents required in connection with the Superior Acquisition or the GGS

Stock Purchase Agreement, which approvals and consents shall have been obtained by the Company, and shall be in full force and effect, on the Closing Date.

                   7.07 Use of Credit. No part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

                   7.08 ERISA. As of the Closing Date (after giving effect to the Superior Acquisition), each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, except where such non-compliance would not result in a material liability to the Company and its Subsidiaries taken as a whole.

                   7.09  Taxes.

                   (a) From and after the Closing Date, the Company and its Subsidiaries will be members of an affiliated group of corporations eligible to file consolidated returns for Federal income tax purposes, of which GGS will be the "common parent" (within the meaning of Section 1504 of the Code) of such group. As of the close of business on the Closing Date, the charges, accruals and reserves on the books of GGS and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

                   (b) Each tax sharing agreement to which any Insurance Subsidiary is a party and that has been delivered pursuant to Section 6(j) hereof has been approved by the commissioner of insurance of the State in which such Insurance Subsidiary is organized.

                   7.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                   7.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                   7.12  Material Agreements and Liens.

                   (a) Part A of Schedule I hereto is a complete and correct list as of the Closing Date (after giving effect to the Superior Acquisition) of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any of its Subsidiaries, outstanding on the Closing Date the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

                   (b) Part B of Schedule I hereto is a complete and correct list as of the Closing Date (after giving effect to the Superior Acquisition) of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

                   7.13 Environmental Matters. As of the Closing Date (after giving effect to the Superior Acquisition), each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

                   7.14  Capitalization.

                   (a) The authorized capital stock of the Company consists, on the Closing Date, of an aggregate of 1,500 shares consisting of (i) 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the Closing Date 100% of such issued and outstanding shares of common stock are owned beneficially and of record by GGS. As of the Closing Date (x) there are no outstanding Equity Rights with respect to the Company and
(y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

                   (b) On the Closing Date, (i) Goran will own 100% of the issued and outstanding capital stock of SIG, (ii) SIG will own (x) 100% of the issued and outstanding capital stock of IGF Holdings and (y) 52% of the issued and outstanding capital stock of GGS, (iii) GS Capital and the GS Affiliates, individually or in the aggregate, will own 48% of GGS, (iv) GGS will own 100% of the issued and outstanding capital stock of the Company, (v) the Company will own 100% of the issued and outstanding capital stock of (x) Pafco and (y) after giving effect to the Superior Acquisition, Superior.

                   7.15  Subsidiaries, Etc.

                   (a) Set forth in Schedule II hereto is a complete and correct list of all of the Subsidiaries of the Company as of the Closing Date (after giving effect to the Superior Acquisition) together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Pledge Agreements), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in
Schedule II hereto, all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and there are no outstanding Equity Rights with respect to such Person.

                   (b) The list of Investments furnished pursuant to Section 6(k) hereof is complete and correct as of the date specified in Section 6(k) hereof. Except as disclosed in Part B of Schedule I hereto, each of the Company and its Subsidiaries owned as of the date specified in Section 6(k) hereof, free and clear of all Liens, all the Investments set forth in such list.

                   (c) None of the Subsidiaries of the Company is, on the Closing Date (after giving effect to the Superior Acquisition), subject to any indenture, agreement, instrument or other arrangement of the type described in
Section 8.17(b) hereof.

                   7.16 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

                   7.17 Insurance Licenses. Schedule III attached hereto lists on the Closing Date (after giving effect to the Superior Acquisition) all of the jurisdictions in which each of the Insurance Subsidiaries holds active licenses

(including, without limitation, licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business or to act as an insurance agent or broker (collectively, the "Licenses"). Except as set forth in said Schedule III, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and to the Company's knowledge no such suspension or revocation has been threatened by any licensing authority except in any such case where such proceeding would not have a Material Adverse Effect. Said Schedule III indicates the line or lines of insurance that is permitted to be engaged in with respect to each License therein listed. None of the Insurance Subsidiaries transacts any material insurance business, directly or indirectly, in any state other than those enumerated on said Schedule III, where such business requires any license, permit, governmental approval, consent or other authorization.

                   7.18 Superior Stock Purchase Agreement. On the Closing Date, the Superior Stock Purchase Agreement shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. As of the date of the Superior Stock Purchase Agreement and as of the Closing Date, the representations and warranties of the Company contained in the Superior Stock Purchase Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) are true, complete and correct in all material respects.

                   7.19  Superior Acquisition.

                   (a) On and as of the Closing Date, the Superior Stock Purchase Agreement has not been amended or otherwise modified since, or executed and delivered in a form other than, the form heretofore delivered to the Administrative Agent.

                   (b) On and as of the Closing Date, all conditions to the consummation of the Superior Acquisition as set forth in the Superior Stock Purchase Agreement shall have been fulfilled or waived by the parties thereto (which waiver (x) in the case of any material waiver by the Company, shall be given only with the consent of the Majority Banks and (y) in the case of any other waiver by the Company, shall be given only with the consent of Chase).

                   7.20 Sole Assets. On the Closing Date, after giving effect to the Superior Acquisition, the sole assets of the Company will be (i) all of the issued and outstanding capital stock of Pafco, (ii) all of the issued and outstanding capital stock of Superior and (iii) assets transferred to the Company by SIG pursuant to the GGS Stock Purchase Agreement.

                   7.21 Security Documents. On and after the Closing Date, each of the Company Pledge Agreement and the GGS Pledge Agreement creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and the Lien on all of the Properties covered thereby in favor of the Banks, superior to and prior to the right of all third Persons and subject to no other Liens. No filings or recordings are required in order to perfect the security interest created under, or the Liens granted by, each of the Company Pledge Agreement and the GGS Pledge Agreement except for filings of Uniform Commercial Code financing statements contemplated by Section 6(f) hereof.

                   Section 8. Covenants of the Company. The Company covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

                   8.01 Financial Statements, Etc. The Company shall deliver to each of the Banks:

                   (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods, and within 90 days after the end of the fourth quarterly fiscal period, of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth (commencing with the first fiscal quarter in 1997) in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                   (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied
         (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with Sections 8.08 through 8.11 (inclusive) hereof, insofar as such Sections relate to accounting matters, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                   (c) promptly after filing with the Applicable Insurance Regulatory Authority and in any event within five Business Days after the date on which each Insurance Subsidiary is required (after giving effect to any extensions) to file its quarterly Statutory Statement for each of the first three quarterly fiscal periods of each fiscal year with the Applicable Insurance Regulatory Authority, such quarterly Statutory Statement of such Insurance Subsidiary for such quarterly fiscal period, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that such Statutory Statement presents fairly, in all material respects, the financial condition of such Insurance Subsidiary for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority;

                   (d) promptly after filing with the Applicable Insurance Regulatory Authority and in any event within five Business Days after the date on which each Insurance Subsidiary is required (after giving effect to any extensions) to file its annual Statutory Statement with the Applicable Insurance Regulatory Authority, the annual Statutory Statement of such Insurance Subsidiary for such year, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that said annual Statutory Statement presents fairly, in all material respects, the financial condition of such Insurance Subsidiary for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority;

                   (e) within 180 days after the end of each fiscal year of each Insurance Subsidiary, the report of Coopers & Lybrand, L.L.P. (or other independent certified public accountants of recognized national standing) on the annual Statutory Statements delivered pursuant to
         Section 8.01(d) hereof;

                   (f) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                   (g) promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all proxy statements so mailed;

                   (h) promptly after the Company receives the final results of a triennial examination by the NAIC of the financial condition and operations of the Company and/or any of its Subsidiaries, a copy thereof;

                   (i) within five Business Days after receipt, notice from any Applicable Insurance Regulatory Authority of any threatened or actual proceeding for suspension or revocation of any License or any similar proceeding with respect to any such License;

                   (j) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA
         Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                           (i) any  reportable  event,  as  defined  in  Section
                   4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                                 (ii) the  distribution  under  Section  4041 of
                   ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                                (iii) the institution by the PBGC of proceedings
                   under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                                 (iv) the complete or partial  withdrawal from a
                   Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to

                   Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                                 (vi) the  adoption of an  amendment to any Plan
                   that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                   (k) promptly, notice of any denial of coverage, litigation or arbitration arising out of any material Reinsurance Agreements to which any of the Insurance Subsidiaries is a party;

                   (l) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

                   (m) not later than the end of each fiscal year of the Company, a managementprepared budget for the following fiscal year set forth on a quarterly basis with comparisons to the current year's budget;

                   (n) not more than 90 days after the end of each fiscal year of the Company, a reserve analysis, in form and substance satisfactory to the Majority Banks, as of the last day of such fiscal year, prepared by Tillinghast, a Towers Perin company, or another independent actuarial consulting firm of recognized national standing satisfactory to the Majority Banks, relating to the insurance business of each Material Subsidiary that is an Insurance Subsidiary (for which purpose, the term "Material Subsidiary" shall mean, at any time, any Subsidiary of the Company that as at such time meets the definition of "significant subsidiary" contained on the date hereof in Regulation S-X of the Securities and Exchange Commission); and

                   (o) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.08, 8.09, 8.10 and 8.11 hereof as of the end of the respective quarterly fiscal period or fiscal year.

                   8.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

                   8.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

                   (a) preserve and maintain its legal existence and all of its material rights, privileges and licenses (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under
         Section 8.04 hereof);

                   (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

                   (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                   (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                   (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                   (f) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be), so long as, unless a Default shall have occurred and be continuing, the business of the Company or any of its Subsidiaries is not materially burdened thereby.

                   8.04 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                   The Company will not, nor will it permit any of its Subsidiaries to, acquire any business (including, without limitation, by Assumed Reinsurance) or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of equipment and other Property to be used in the ordinary course of business, Assumed Reinsurance in the ordinary course of business, Investments permitted under Section 8.07 hereof, and Capital Expenditures permitted under Section 8.11 hereof.

                   The Company will not, nor will it permit any of its Subsidiaries to, Dispose of, or refer to another Person, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding obsolete or worn-out equipment no longer used or useful in its business).

                   Notwithstanding  the  foregoing  provisions  of this  Section
8.04:

                   (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                   (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

                   (c)  the Company may consummate the Superior Acquisition;

                   (d) Pafco may Dispose of all or a portion of the IGF Holdings Note so long as such Disposition is for cash;

                   (e) the Company or any of its Subsidiaries may make Dispositions up to but not exceeding $5,000,000 in the aggregate the Net Available Proceeds of which are promptly used to make Investments permitted by Section 8.07 hereof or Capital Expenditures permitted by Section 8.11 hereof;

                   (f) the Company or any of its Subsidiaries may make any Disposition up to but not exceeding $5,000,000 in the aggregate, the Net Available Proceeds of which are promptly used to make a mandatory prepayment required in connection therewith pursuant to Section 2.08 hereof, provided that such mandatory prepayment is made when due or delayed as permitted by Section 2.08(d) hereof); and

                   (g) the Company or any of its  Subsidiaries  may,  subject to
         Section 8.14 hereof, consummate the Dispositions contemplated by Sections 5.6 and 5.7(a) of the GGS Stock Purchase Agreement.

                   8.05 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                   (a)  Liens created pursuant to the Pledge Agreements;

                   (b) Liens in existence on the date hereof and listed in Part B of Schedule I hereto and any extension, renewal or replacement thereof; provided that such Liens shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property);

                   (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                   (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(i) hereof;

                   (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                   (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                   (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

                   (h) Liens arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements, or agreements established with respect to insurance policies, or Assumed Reinsurance entered into by, any Insurance Subsidiary in the ordinary course of business (including, without limitation, Liens securing reimbursement obligations of an Insurance Subsidiary with respect to letters of credit, or cash collateral deposits made by an Insurance Subsidiary, in each case in connection with Assumed Reinsurance);

                   (i)  deposits with insurance regulatory authorities;

                   (j) Liens on Property of any Person that becomes a Subsidiary of the Company after the date hereof, provided that such Liens are in existence at the time such Person becomes a Subsidiary of the Company and were not created in anticipation thereof;

                   (k) Liens upon real and/or tangible personal Property acquired by Capital Expenditure after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that
         (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 90% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

                   (l) Liens arising in the ordinary course of business for sums up to but not exceeding $1,000,000 in the aggregate being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any Liens for Funded Debt; and

                   (m) additional Liens not otherwise permitted hereby upon real and/or personal Property created after the date hereof, provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $3,000,000 in the aggregate at any one time outstanding.

                   8.06 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                   (a)  Indebtedness to the Banks hereunder;

                   (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto and any extensions or renewals thereof that do not increase the principal amount thereof, shorten the average life thereof or make the terms thereof materially less favorable to the Company or any of its Subsidiaries;

                   (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

                   (d)  Subordinated Indebtedness;

                   (e) Indebtedness that, together with the Indebtedness referred to in clause (b) above, does not exceed $7,500,000 in the aggregate at any one time outstanding, under reimbursement obligations with respect to letters of credit issued in support of Assumed Reinsurance;

                   (f) Indebtedness of any Person that becomes a Subsidiary of the Company after the date hereof up to but not exceeding $5,000,000 in the aggregate at any one time outstanding as to all such Persons; provided that such Indebtedness was in existence at the time such Person became a Subsidiary of the Company and was not incurred in anticipation thereof; and

                   (g) additional Indebtedness of the Company and its Subsidiaries not otherwise permitted by this Section 8.06 (including, without limitation, Capital Lease Obligations and Indebtedness secured by Liens permitted by Sections 8.05(k) and 8.05(m)) up to but not exceeding $7,000,000 in the aggregate at any one time outstanding.

                   8.07  Investments; Derivative Transactions.

                   (a) The Company will not, nor will it permit any of its Subsidiaries to, make any Investments except (i) Investments in its
Subsidiaries, (ii) Permitted Investments, (iii) Investments in real estate occupied by the Company or any of its Subsidiaries as office space and (iv) Investments of the Insurance Subsidiaries not prohibited by paragraph (b) below; provided that the Company will not, nor will it permit any of its Subsidiaries to, make any CMO Derivative Investments.

                   (b) The Company shall not permit any of the Insurance Subsidiaries to make any Investment if, on the date on which such Investment is made and after giving effect thereto, (1) the aggregate value of Investments (other than equity Investments) held by such Subsidiary that are rated lower than "2", or that are not rated, by the NAIC (excluding Investments in real estate permitted by Section 8.07(a)(iii) above) would exceed 10% of the value of total invested assets or (2) the aggregate value of Investments held by such Subsidiary and invested in any single obligor and its Affiliates that are rated lower than "2", or that are not rated, by the NAIC would exceed 2% of the value of total invested assets; provided that (i) Investments in equity securities must be Publicly Traded Stock and shall not exceed 25% of the value of total invested assets and (ii) the "value" of an Investment, as used in this Section 8.07, refers to the value of such Investment that would be shown on the Statutory Statement of the relevant Insurance Subsidiary prepared in accordance with SAP.

                   (c) Without limiting the effect of paragraphs (a) and (b) of this Section 8.07, the Company will not, nor will it permit any of its Subsidiaries to, acquire or enter into any Derivative Transaction except in the ordinary course of business as heretofore conducted as a bona fide hedge and not for speculative purposes.

                   8.08 Restricted Payments. The Company will not, nor will it permit any of its Subsidiaries to, make Restricted Payments in excess of $100,000 per year in the aggregate as to the Company and all of its Subsidiaries, except that Pafco may pay to SIG a dividend in the amount and subject to the terms and conditions set forth in the letter dated the date hereof sent by SIG to, and acknowledged and agreed to by, GS Capital, GGS and Goran; provided that no dividend shall be paid until the Company shall have furnished to the Banks a confirmation of Tillinghast that the reserves of Pafco are adequate. Nothing herein shall be deemed to prohibit the making of any Restricted Payments by any Subsidiary of the Company to the Company or to any Wholly-Owned Subsidiary of the Company.

                   8.09  Certain Financial Covenants.

                   (a) Total Debt to Total Capitalization Ratio. The Company will not permit the Total Debt to Total Capitalization Ratio to exceed the following respective ratios at any time during the following respective periods:

                   Period                                   Ratio

         From the Closing Date
           through December 31, 1997                        0.59 to 1

         From January 1, 1998
           through June 30, 1998                            0.50 to 1

         From July 1, 1998
           through December 31, 1998                        0.45 to 1

         From January 1, 1999
           and at all times thereafter                      0.35 to 1

                   (b) Fixed Charges Ratio. The Company will not permit the Fixed Charges Ratio to be less than 1.30 to 1 at any time.

                   (c) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter ending during the following respective periods:

                   Period                                 Ratio

         From the Closing Date
           through December 31, 1997                     2.5 to 1

         From January 1, 1998
           through December 31, 1998                     3.0 to 1

         From January 1, 1999
          and at all times thereafter                    3.5 to 1

                   (d) Statutory Surplus. The Company will cause (i) Pafco to maintain at all times a Statutory Surplus of not less than $9,000,000 and (ii) Superior to maintain at all times a Statutory Surplus of not less than $45,000,000.

                   (e) Maximum Statutory Net Premiums Written. The Company shall not permit its Insurance Subsidiaries (on a combined basis) to have Statutory Net Premiums Written during any period of four consecutive fiscal quarters of the Company to exceed 3 times the combined Statutory Surplus of Pafco and Superior as at the end of such period.

                   8.10 Risk-Based Capital Ratio. The Company will not, on any date, permit the Risk Based Capital Ratio of Pafco to be less than 2 to 1 or of Superior to be less than 3 to 1.

                   8.11 Capital Expenditures. The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to exceed $2,500,000 in any one fiscal year.

                   8.12 Lines of Business; Etc. The Company will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any activity described in clauses (e) and (f) of Section 2.3 of the Stockholder Agreement that first requires the approval of such activity by the Board of Directors of GGS.

                   8.13 Subsidiary Dividend Payments. The Company will at all times (a) use its best efforts to cause each of its Insurance Subsidiaries from time to time to pay cash dividends or make other distributions or payments in cash including without limitation the payment of Billing Fees and Management Fees (directly or, through other Subsidiaries of the Company, indirectly) to the Company in amounts that, taken together, and together with other amounts otherwise held by the Company, are sufficient to permit the Company to pay all principal of and interest on the Loans and all other amounts payable hereunder as the same shall become due and payable (whether at stated maturity, by mandatory prepayment, by acceleration or otherwise), (b) cause each Insurance Subsidiary to request on a timely basis, regulatory approval to the extent necessary for such Insurance Subsidiary to pay such dividends or make such distributions or payments and (c) notify the Banks promptly of the failure to obtain any such regulatory approval. It is expressly understood that the Company need not seek to cause the Insurance Subsidiaries to pay cash dividends unless the aggregate of all other types of payments and other amounts held by the Company are insufficient to permit the Company to pay such principal, interest and other amounts.

                   8.14 Ceded Reinsurance. Without limiting Section 8.04(e) hereof, the Company will not permit any Insurance Subsidiary to:

                   (a) enter into any Reinsurance Agreement with any Person other than (i) another Insurance Subsidiary, (ii) any Person for which the most recently published rating by A.M. Best & Co. is at B++ or higher, (iii) any Person that posts security under such Reinsurance Agreement in an amount equal to the total liabilities assumed by such Person, through a letter of credit issued by an "authorized bank" (as such term is defined by the Applicable Insurance Regulatory Authority) or cash collateral deposit or (iv) any other reinsurers acceptable to the Majority Banks, provided, however, that for the purposes of the foregoing clause (ii),any "NA" designation shall not be considered a rating of A.M. Best & Co; or

                   (b)  enter into any Surplus Relief Reinsurance.

                   8.15 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in any of its Affiliates; (b) transfer, sell, lease, assign or otherwise dispose of any Property to any of its Affiliates; (c) merge into or consolidate with or purchase or acquire Property from any of its Affiliates; or (d) enter into any other transaction directly or indirectly with or for the benefit of any of its Affiliates (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (i) the Company and its Subsidiaries may enter into transactions with Affiliates (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate of the Company) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate, (ii) any Insurance Subsidiary shall be permitted to enter into Special Reinsurance Arrangements and (iii) the Company and its Subsidiaries may engage in the transactions contemplated by Sections 5.4 and 5.7 of the GGS Stock Purchase Agreement.

                   8.16 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely to finance a portion of the purchase price of the Superior Acquisition (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, U and X and the

Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

                   8.17  Certain Obligations Respecting Subsidiaries.

                   (a) Ownership of Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times owns (subject only to the Liens of the Company Pledge Agreement) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries as is owned at the close of business on the Closing Date. In the event that any additional shares of stock shall be issued by any Subsidiary, the Company agrees forthwith to deliver to the Administrative Agent pursuant to the Company Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Company Pledge Agreement.

                   (b) Certain Restrictions. The Company will not, nor will it permit any of its Subsidiaries to, enter into, after the date hereof, any indenture, agreement, instrument or other contractual arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any Subsidiary paying Indebtedness owing to the Company, declaring or paying dividends, making Investments in the Company, Disposing of Property, incurring Indebtedness or granting any Liens.

                   8.18 Modifications of Certain Documents. The Company will not consent to any material modification, supplement or waiver of any of the provisions of any Transaction Document, and the Company will not permit Pafco to consent to any material modification, supplement or waiver of any of the provisions of the IGF Holdings Note or the Intercreditor and Subordination Agreement entered into as of April 26, 1996 among IGF Holdings, Union Federal Savings Bank of Indianapolis and Pafco, in each case without the prior consent of the Administrative Agent (with the approval of the Majority Banks).

                   8.19 Amendment and Restatement of Credit Agreement. The Company agrees that, upon the request of the Majority Banks (through the Administrative Agent), the Company shall promptly join in amendment to the Credit Agreement and the other Loan Documents so as to effect the division of the Loans into two tranches, one to be secured by the capital stock of Pafco and Superior and the other to be secured by all of the other assets of the Company and the capital stock of the Company owned by GGS; provided that the other terms and conditions of the Credit Agreement shall remain unchanged in all material respects.

                   8.20 Employment Agreement. On or before the date 120 days after the Closing Date, the Company shall enter into a written employment agreement with Alan G. Symons substantially in the form of Exhibit H hereto

                                     - 59 -
except that (i) the base salary for the first year of employment shall be not more than $200,000, but may be subject to reasonable annual increases and (ii) performance bonuses may be paid at the end of any year of employment not to exceed an amount equal to 100% of the base salary for such year.

                   8.21 Pooling Arrangements. On or before the date 30 days after the Closing Date, the Company shall cause Superior and its Subsidiaries that are licensed to do a property and casualty insurance business and Pafco to enter into a written pooling agreement, the effectiveness of which may be subject to receipt of approvals of Applicable Insurance Regulatory Authorities.

                   Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                   (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall continue unremedied for a period of 3 or more Business Days; or

                   (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $2,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or the Company shall default in the payment when due of any amount aggregating $2,000,000 or more under any Interest Rate Protection Agreement; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $2,000,000 or more to become due; or

                   (c) Any  representation,  warranty or  certification  made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Company, or in any Transaction Document by any party thereto, or in any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                   (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(n), 8.04 through 8.06 (inclusive), 8.07(a), 8.08 through 8.11 (inclusive), 8.13 through 8.18

         (inclusive), 8.20 or 8.21 hereof or the Company shall default in the performance of any of its obligations under Section 5.02 of the Company Pledge Agreement or GGS shall default in the performance of any of its obligations under Section 6.02 of the GGS Pledge Agreement; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Loan Document (other than the GGS Pledge Agreement) or the Stock Purchase Agreement or GGS shall default in the performance of any of its other obligations under the GGS Pledge Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

                   (e) The Company or any of its Subsidiaries or GGS shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                   (f) The Company or any of its Subsidiaries or GGS shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                   (g) A  proceeding  or case shall be  commenced,  without  the application or consent of the Company or any of its Subsidiaries or GGS, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of it or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such Subsidiary or GGS under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary or GGS shall be entered in an involuntary case under the Bankruptcy Code; or

                   (h) Any Insurance Regulatory Authority shall appoint a rehabitator, receiver, custodian, trustee, conservator or liquidator or the like (collectively, a "conservator") for any Insurance Subsidiary, or cause possession of all or any substantial portion of the property of any Insurance Subsidiary to be taken by any conservator (or any Insurance Regulatory Authority shall commence any action to effect any of the foregoing); or

                   (i) A final judgment or judgments for the payment of money of $2,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries or GGS and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company, the relevant Subsidiary or GGS shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                   (j) An event or condition specified in Section 8.01(j) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Banks, would (either individually or in the aggregate) have a Material Adverse Effect; or

                   (k) There shall have been asserted against the Company or any of its Subsidiaries any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or predecessors that, in the judgment of the Majority Banks is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

                   (l)  A Change in Control shall have occurred; or

                   (m) The Liens created by the Pledge Agreements shall, as a result of any action or inaction on the part of the GGS or any of its Subsidiaries, at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 8.05 hereof or under the respective Pledge Agreements), or, except for expiration in accordance with its terms, any of the Pledge Agreements shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company, with respect to the Company Pledge Agreement, or GGS, with respect to the GGS Pledge Agreement; or

                   (n) Upon any default by IGF Holdings in the payment when due (regardless of any blockage of payment under any subordination provision applicable thereto) of any principal of or interest on the

         IGF Holdings Note representing an Excess Amount (as defined in Section 9.2(f) of the GGS Stock Purchase Agreement), GS Capital shall fail to notify Goran and SIG of its election under Section 9.2(f) of the GGS Stock Purchase Agreement that Goran and SIG contribute the full amount of such Excess Amount directly to GGS or, upon any such contribution by Goran and/or SIG, GGS shall fail to contribute such Excess Amount to the Company;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Administrative Agent may and, upon request of the Majority Banks, will, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

                   Section 10.  The Administrative Agent.

                   10.01 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                   (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank;

                   (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                   (c) shall not, except to the extent expressly instructed by the Majority Banks with respect to collateral security under the Pledge Agreements, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

                   (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

                   10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                   10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

                   10.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                   10.05  Indemnification.  The  Banks  agree to  indemnify  the
Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                   10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the Pledge Agreements, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

                   10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                   10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                   10.09 Consents under Other Loan Documents. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Bank, the Administrative Agent shall not (except as provided herein or in the Pledge Agreements) (i) release any collateral or otherwise terminate any Lien under either Pledge Agreement, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Banks have consented and (ii) release the Guarantor or otherwise terminate the guarantee under the GGS Guarantee and Pledge Agreement.

                   10.10 Collateral Sub-Agents. Each Bank by its execution and delivery of this Agreement agrees, as contemplated by Section 4.02 of the Company Pledge Agreement and Section 5.02 of the GGS Guarantee and Pledge

Agreement, that, in the event it shall hold any Permitted Investments referred to in such Pledge Agreement, such Permitted Investments shall be held in the name and under the control of such Bank, and such Bank shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent under such Pledge Agreement. The Company by its execution and delivery of this Agreement hereby consents to the foregoing.

                   Section 11.  Miscellaneous.

                   11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                   11.02 Notices. All notices, requests and other communications provided for herein and under the Pledge Agreements (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                   11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks, the Administrative Agent and Chase Securities, Inc. for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with
(i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x)
bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Pledge Agreement or any other document referred to therein.

                   The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective Affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct of, or violation of law by, the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent, each Bank and their respective Affiliates from, and hold the Administrative Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Bank shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Bank of any of its rights and remedies hereunder or under any of the Pledge Agreements, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

                   11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder,
(v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Banks or Types of Loans, (vii) alter the terms of this Section 11.04, (viii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (ix) waive any of the conditions precedent set forth in Section 6 hereof; and (b) any modification or supplement of Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

                   11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                   11.06  Assignments and Participations.

                   (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

                   (b) Each Bank may assign any of its Loan, its Note, and its Commitment (but only with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed); provided that

                   (i) no such consent by the Administrative Agent shall be required in the case of any assignment to another Bank;

             (ii) except to the extent the Administrative Agent shall otherwise consent, any such partial assignment shall be in an amount at least equal to $5,000,000;

            (iii) each such assignment by a Bank of its Loan, Note or Commitment shall be made in such manner so that the same portion of its Loan, Note and Commitment is assigned to the respective assignee;

             (iv) upon each such assignment, the assignor and assignee shall deliver to the Company and the Administrative Agent a Notice of Assignment in the form of Exhibit F hereto;

                   (v) no Bank shall make any such assignment to any assignee which is a non-U.S. Person that is unable to deliver pursuant to
         Section 5.06 hereof (a) a Form W-8 or W-9 and either a Form 1001 or 4224 or (b) a Form W-8 and a certificate in the form attached hereto as Exhibit G, unless the Company consents to such assignment, which consent may be withheld it its sole discretion, with or without cause; and

             (vi) no Bank shall make any such assignment to any assignee if, immediately after the effectiveness of such assignment, such assignee would be entitled to request any payment by the Company pursuant to
         Section 5.01 or 5.03 hereof that the assignor was not entitled to request or such assignee would no longer have an obligation to Convert Loans into, or Continue Loans as, Eurodollar Loans while the assignor would continue to have such an obligation.

Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of such Notice of Assignment, and upon consent thereto by the Company and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loan (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment and Loan, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,500.

                   (c) A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of the Loan held by it, or in its Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant), and provided further that no Bank shall sell any such participation to any Participant that is a non-U.S. Person and is unable to deliver to such Bank a Form W-8 or W-9 and either a Form 1001 or 4224 pursuant to Section 5.06 hereof. All amounts payable by the Company to any Bank under
Section 5 hereof in respect of the Loan held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loan and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's Commitment,
(ii) extend the date fixed for the payment of principal of or interest on the related Loan payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.09 or 11.04 hereof, requires the consent of each Bank.

                   (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to the Company, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loan and its Note to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

                   (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

                   (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in the Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

                   (g) At the request of any Bank that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that has certified, by completing a certificate in the form attached hereto as Exhibit G (or such other form as the Company may reasonably request), that it is eligible for a complete exemption from withholding of U.S. Taxes under Section 871(h) or 881(c) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that, at the request of the Company, shall be kept by the Administrative Agent on behalf of the Company at no charge to the Company at the address to which notices to the Administrative Agent are to be sent hereunder, on which it enters the name of such Bank as the registered owner of each Registered Loan held by such Bank. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Company shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                   (h) The Register shall be available for inspection by the Company and any Bank that is a Registered Holder at any reasonable time upon reasonable prior notice.

                   11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Banks under Sections 10.05 and 11.12 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Bank that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                   11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                   11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
                   11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                   11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                   11.12  Treatment of Certain Information; Confidentiality.

                   (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

                   (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, all information supplied to it by the Company pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 11.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit E hereto (or executes and delivers to such Bank an acknowledgement to the effect that it is bound by the provisions of this Section 11.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit E hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06(b) hereof.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              GGS MANAGEMENT, INC.


                             By /s/ Alan G. Symons
                                Title:

                              Address for Notices:

                              c/o Symons International Group,
                                  Inc.
                              4720 Kingsway Drive
                              Indianapolis, Indiana 46205

                              Attention:  David L. Bates, Esq.

                              Telecopier No.:  (317) 259-6395

                              Telephone No.:  (317) 259-6384

                              with a copy to:

                              GS Capital Partners II, L.P.
                              85 Broad Street
                              19th Floor
                              New York, New York 10004

                              Attention: Michael A. Pruzan

                              Telecopier No.:  (212) 902-3000

                              Telephone No.:  (212) 902-9123

                                             BANKS

           Commitment                        THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION)


           $48,000,000                       By /s/ J. David Parker, Jr.
                                                Title:  Vice President

                                             Lending Office for all Loans:

                                             The Chase Manhattan Bank
                                             (National Association)
                                             1 Chase Manhattan Plaza
                                             New York, New York 10081

                                            Address for Notices:

                                            The Chase Manhattan Bank
                                            (National Association)
                                            Global Insurance Division
                                            1 Chase Manhattan Plaza - 4th Floor
                                            New York, New York 10081

                                            Attention:  J. David Parker, Jr.

                                            Telecopier No.:  (212) 552-3651

                                            Telephone No.:  (212) 552-7631

                                            THE CHASE MANHATTAN BANK
                                            (NATIONAL ASSOCIATION),
                                            as Administrative Agent


                                            By  /s/ J. David Parker, Jr.
                                            Title: Vice President

                                            Address for Notices to Chase
                                            as Administrative Agent:

                                           The Chase Manhattan Bank
                                           (National Association)
                                           c/o Chemical Bank
                                           Agent Bank Services
                                           140 East 48th Street, 29th Floor
                                           New York, New York 10017

                                           Telecopier No.:  (212) 622-0122

                                           Telephone No.:  (212) 622-0004

                                                                 EXHIBIT A

                                 [Form of Note]

                                PROMISSORY NOTE

$_______________                                           April 30, 1996
                                                        New York, New York

                  FOR VALUE RECEIVED, GGS MANAGEMENT, INC., a [__________] corporation (the "Company"), hereby promises to pay to __________________ (the "Bank") [or registered assigns](2), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) in New York, New York, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Company as provided in
Section 11.06(g) of the Credit Agreement.](1)

                  The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

                  This  Note is one of the  Notes  [(constituting  a  Registered
Note)](2) referred to in the Credit Agreement dated as of April 30, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

_______________________
(2)        Bracketed language to be inserted into Registered Notes.


                                      Note

                  Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                              GGS MANAGEMENT, INC.


                               By_________________________
                                  Title:




                                      Note

                                SCHEDULE OF LOANS

                  This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                                                       Amount
    Date                                                                Paid,
    Made,        Principal                             Duration       Prepaid,
  Continued       Amount       Type                       of          Continued         Unpaid
     or             of          of        Interest     Interest          or            Principal      Notation
  Converted        Loan        Loan         Rate        Period        Converted         Amount         Made By













                                      Note

                                                                 EXHIBIT B-1

                       [Form of Company Pledge Agreement]

                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT dated as of April 30, 1996 between GGS MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the Banks party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Company, certain lenders (the "Banks") and the Administrative Agent are parties to a Credit Agreement dated as of April 30, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company.

                  To induce said Banks to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                  Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                  "Collateral" shall have the meaning ascribed thereto in
Section 3 hereof.

                  "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.

                  "Issuers" shall mean, collectively, (a) the respective corporations identified on Annex 1 hereto under the caption "Issuer" and (b) to the extent not otherwise identified on Annex 1 hereto, each other direct Subsidiary of the Company.

                  "Pledged Stock" shall have the meaning ascribed thereto in
Section 3(a) hereof.

                  "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Administrative Agent by the Company under the Loan Documents, (b) all amounts from time to time owing by the Company to any Bank under any Interest Rate Protection Agreement and (c) all obligations of the Company to the Banks and the Administrative Agent hereunder.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.


                            Company Pledge Agreement

                  Section 2. Representations and Warranties. The Company represents and warrants to the Banks and the Administrative Agent that:

                  (a) The Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for (i) Liens permitted under Section 8.05 of the Credit Agreement and (ii) the pledge and security interest in favor of the Administrative Agent for the benefit of the Banks created or provided for herein, which pledge and security interest, upon delivery of the Pledged Shares to the Administrative Agent and assuming continuous possession thereof by the Administrative Agent, and upon the filing of appropriate financing statements in the jurisdictions specified by the Uniform Commercial Code in the case of Collateral other than the Pledged Shares, will constitute a first priority perfected pledge and security interest in and to all of the Collateral.

                  (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to
         Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

                  (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

                  Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of the Company's right, title and interest in, to and under the following Property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a) the shares of common stock of the Issuers represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");


                            Company Pledge Agreement

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit
         Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger;

                  (d)  each Transaction Document;

                  (e)  the balance from time to time in the Collateral Account;

                  (f) any and all contracts, agreements and other arrangements with respect to Net Billing Fees and Net Management Fees ("Accounts"); and

                  (g) all other tangible and intangible Property of the Company, including, without limitation, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Property of the Company described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above and any proceeds of insurance thereon) and, to the extent related to any Property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers.

                  Section 4.  Cash Proceeds of Collateral.

                  4.01 Collateral Account. The Administrative Agent may establish with Chase a cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Banks as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Banks as specified in Section 10.03 of the Credit

                            Company Pledge Agreement

Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account to the extent such proceeds are required to be delivered to the Administrative Agent pursuant hereto. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Company.

                  4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of a Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Banks as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the Company, such Permitted Investments may be held in the name and under the control of one or more of the Banks (and in that connection each Bank, pursuant to Section
10.10 of the Credit Agreement has agreed that such Permitted Investments shall be held by such Bank as a collateral sub-agent for the Administrative Agent hereunder).

                  Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Bank and the Administrative Agent as follows:

                  5.01  Delivery and Other Perfection.  The Company shall:

                  (a) if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of
         Section 3 hereof are  received  by the  Company,  forthwith  either (x)
         transfer and deliver to the Administrative Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

                  (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that



                            Company Pledge Agreement
          may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral);

                  (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

                  (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Administrative Agent may require.

                  5.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 8.05 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Banks as specified in Section 10.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Banks.

                  5.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  5.04  Collateral.

                  (1) The Company will cause the Pledged Stock to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding.

                  (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Pledged Stock in any manner that is inconsistent with the terms of this Agreement, the Credit
Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Company or cause to be

                            Company Pledge Agreement
executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this
Section 5.04(2).

                  (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive, retain and use any dividends on the Pledged Stock paid in cash out of earned surplus, the proceeds of Accounts and, subject to Sections 2.08(b) and 8.04 of the Credit Agreement, the proceeds of Dispositions of Collateral other than the Pledged Stock.

                  (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Company agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Company.

                  5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing, but subject to the provisions of Section 6.11 hereof:

                  (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

                  (b) the Administrative Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (c) the Administrative Agent may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall

                            Company Pledge Agreement
          thereafter come into the possession, custody or control of the Administrative Agent, the Banks or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection,  sale or other  disposition  under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

                  The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed, for that reason alone, not to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

                  5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

                  5.07 Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

                            Company Pledge Agreement

                  5.08 Private Sale. The Administrative Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Administrative Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

                  First,  to the  payment  of the  costs  and  expenses  of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

                  Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and

                  Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

                  5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                            Company Pledge Agreement

                  5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

                  5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Banks under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

                  5.13 Further Assurances. The Company agrees that, from time to time upon the written request of the Administrative Agent, the Company will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 6.  Miscellaneous.

                  6.01 No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 11.02.

                  6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Administrative Agent (with the consent of the Banks as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Bank, each holder of any of the Secured Obligations and the Company.

                  6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Administrative Agent, the Banks and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

                            Company Pledge Agreement

                  6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  6.07 Governing Law, Etc. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Pledge Agreement or the transactions contemplated hereby. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  6.08 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  6.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  6.10 The Administrative Agent. As provided in Section 10 of the Credit Agreement, each Bank has appointed The Chase Manhattan Bank (National Association) as its agent for purposes of this Agreement. Following the payment in full of all Secured Obligations outstanding under the Credit Agreement and the termination or expiration of the Commitments thereunder, the provisions of said Section 10 shall be deemed to continue in full force and effect for the benefit of the Administrative Agent under this Agreement. In that connection, following such payment in full and expiration and termination of the Commitments, the term "Majority Banks" (as defined in said Section 1.01) shall be deemed to refer to Banks holding Secured Obligations representing more than 50% of the aggregate Secured Obligations.

                            Company Pledge Agreement

                  6.11 Certain Regulatory Requirements. The Administrative Agent hereby acknowledges that, in connection with any exercise by it of the rights and remedies afforded to it hereunder, it may be necessary to provide notice to and/or obtain the prior consent or approval of certain governmental authorities. Notwithstanding anything to the contrary contained herein, the Administrative Agent will not take any action pursuant to this Agreement which would constitute or result in any transfer of control over any Issuer, or any other action, if such action, in either case, requires notice to and/or the prior consent or approval of governmental authorities without first providing such notice and/or obtaining such consent or approval. Upon the exercise by the Administrative Agent of any power, right or privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will, and will cause each Issuer to,
(a) execute and deliver, or cause the execution and delivery of, all applications, instruments or other documents and papers that the Administrative Agent may reasonably require to be obtained for such governmental consent, approval, recording, qualification or authorization, (b) use its best efforts otherwise to secure such governmental consent, approval, recording, qualification or authorization and (c) take no action inconsistent therewith. The Company acknowledges that the Administrative Agent has no adequate remedy at law for the breach of any obligation of this Section 6.11, and that such obligations shall be enforceable by specific performance.




                            Company Pledge Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                              GGS MANAGEMENT, INC.


                               By _________________________
                                  Title:

                               THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                as Administrative Agent


                               By _________________________
                                  Title:




                            Company Pledge Agreement

                                                               ANNEX 1

                                  PLEDGED STOCK

                           [See Section 2(b) and (c)]


                        Certificate                      Registered
Issuer                      Nos.                            Owner                  Number of Shares

Pafco General             2                           GGS Management,             10,000 shares of common
 Insurance Company                                    Inc.                        stock, par value $125.

Superior Insurance        3 and 4                     GGS Management,             30,000 shares of
  Company                                             Inc.                        common stock,
                                                                                  par value $100.



                       Annex 1 to Company Pledge Agreement

                                                                EXHIBIT B-2
                         [Form of GGS Pledge Agreement]

                                PLEDGE AGREEMENT

             PLEDGE AGREEMENT dated as of April 30, 1996 between GGS MANAGEMENT HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Pledgor"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the Banks party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  GGS Management, Inc., a Delaware corporation (the "Company"), certain lenders (the "Banks") and the Administrative Agent are parties to a Credit Agreement dated as of April 30, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company.

                  To induce said Banks to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

                  Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                  "Collateral" shall have the meaning ascribed thereto in
           Section 3 hereof.

                  "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.

                  "Pledged Stock" shall have the meaning ascribed thereto in
           Section 3(a) hereof.

                  "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Banks to, and the Notes held by the Banks of, the Company and all other amounts from time to time owing to the Banks or the Administrative Agent by the Company under the Loan Documents, (b) all amounts from time to time owing by the Company to any Bank under any Interest Rate Protection Agreement and (c) all obligations of the Pledgor to the Banks and the Administrative Agent hereunder.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  Section 2. Representations and Warranties. The Pledgor represents and warrants to the Banks and the Administrative Agent that:

                  2.01 Corporate Existence. The Pledgor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

                  2.02 Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Pledgor) threatened against the Pledgor that, if adversely determined, is reasonably likely (either individually or in the aggregate) to have a material adverse effect on the making or performance by the Pledgor of this Agreement or the validity or enforceability thereof.

                              GGS Pledge Agreement

                  2.03 No Breach.  None of the  execution  and  delivery of this
Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Pledgor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Pledgor is a party or by which is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Pledgor pursuant to the terms of any such agreement or instrument.

                  2.04 Corporate Action. The Pledgor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Pledgor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.05 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Pledgor of this Agreement or for the validity or enforceability hereof except for (i) filings and recordings in respect of the Liens created pursuant to this Agreement, (ii) the approval of the insurance department or similar insurance regulatory or administrative authority or agency of the state in which an Insurance Subsidiary is domiciled or licensed to do an insurance business (and any Subsidiary of such Insurance Subsidiary that is also an Insurance Subsidiary) as may be required in connection with a foreclosure on the shares pledged under this Agreement.

                  2.06 Taxes. From and after the Closing Date, the Pledgor and its Subsidiaries will be members of an affiliated group of corporations eligible to file consolidated returns for Federal income tax purposes, of which the Pledgor will be the "common parent" (within the meaning of Section 1504 of the Code) of such group. As of the close of business on the Closing Date, the charges, accruals and reserves on the books of the Pledgor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Pledgor, adequate.

                  2.07  Pledged Stock.

                  (a) The Pledgor is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for
(i) Liens permitted under Section 8.05 of the Credit Agreement and (ii) the pledge and security interest in favor of the Administrative Agent for the benefit of the Banks created or provided for herein, which pledge and security interest, upon delivery of the Pledged Shares to the Administrative Agent and assuming continuous possession thereof by the Administrative Agent, and upon the filing of appropriate financing statements in the jurisdictions specified by the Uniform Commercial Code in the case of Collateral other than the Pledged Shares, will constitute a first priority perfected pledge and security interest in and to all of the Collateral.

                  (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and

                              GGS Pledge Agreement
none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Company, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

                  (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Company beneficially owned by the Pledgor on the date hereof (whether or not registered in the name of the Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

                 2.08 Investment Company Act. The Pledgor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  2.09 Public Utility Holding Company Act. The Pledgor is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges and grants to the Administrative Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of the Pledgor's right, title and interest in, to and under the following Property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a) the shares of common stock of the Company represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Company, now or hereafter owned by the Pledgor, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which the Company is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Pledgor itself) formed by or resulting from such consolidation or merger;

                  (d)  each Transaction Document;

                  (e)  the balance from time to time in the Collateral Account;
         and

                  (f) all proceeds of and to any of the Property of the Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed


                              GGS Pledge Agreement
         above) and, to the extent  related to any  property  described  in said
         clauses  or  such  proceeds,   products  and  accessions,   all  books,
         correspondence, credit files, records, invoices and other papers.

                  Section 4.  Cash Proceeds of Collateral.

                  4.01 Collateral Account. The Administrative Agent may establish with Chase a cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Pledgor may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Banks as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Pledgor as the Pledgor shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Banks as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 4.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Pledgor agrees that if the proceeds of any Collateral hereunder shall be received by it, the Pledgor shall as promptly as possible deposit such proceeds into the Collateral Account to the extent such proceeds are required to be delivered to the Administrative Agent pursuant hereto. Until so deposited, all such proceeds shall be held in trust by the Pledgor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Pledgor.

                  4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Pledgor (or, after the occurrence and during the continuance of a Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Banks as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 6.09 hereof and (ii) if requested by the Pledgor, such Permitted Investments may be held in the name and under the control of one or more of the Banks (and in that connection each Bank, pursuant to Section
10.10 of the Credit Agreement has agreed that such Permitted Investments shall be held by such Bank as a collateral sub-agent for the Administrative Agent hereunder).

                  Section 5. Covenants. The Pledgor agrees that, until the payment and satisfaction in full of the Secured Obligations and the expiration or termination of the Commitments of the Banks under the Credit Agreement:

                  5.01  Litigation.  The Pledgor will promptly give to each Bank
(a) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Pledgor, except proceedings that, if adversely determined, would not (either

                              GGS Pledge Agreement
individually or in the aggregate) have a material adverse effect on the making or performance by the Pledgor of this Agreement or the validity or enforceability thereof, (b) a copy of any written notice given by the Pledgor or any of its Subsidiaries to the Seller of any claim for damages resulting from breaches of the representations and warranties of the Sellers in the Superior Stock Purchase Agreement and (c) a copy of any written notice to arbitrate given or received by the Pledgor under Section 9.2 of the Superior Stock Purchase Agreement.

                  5.02 Corporate Existence, Etc. The Pledgor will: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) materially and adversely affect the making or performance by the Pledgor of this Agreement or the validity or enforceability thereof; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records relating to the Collateral.

                  Section 6. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgor hereby agrees with each Bank and the Administrative Agent as follows:

                  6.01  Delivery and Other Perfection.  The Pledgor shall:

                  (a) if any of the shares, securities, moneys or property required to be pledged by the Pledgor under clauses (a), (b) and (c) of
         Section 3 hereof are  received  by the  Pledgor,  forthwith  either (x)
         transfer and deliver to the Administrative Agent such shares or securities so received by the Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

                  (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral);

                  (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

                  (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the

                              GGS Pledge Agreement

         Collateral, and permit representatives of the Administrative Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Administrative Agent may require.

                  6.02 Other Financing Statements and Liens. Without the prior written consent of the Administrative Agent (granted with the authorization of the Banks as specified in Section 10.09 of the Credit Agreement), the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Banks.

                  6.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  6.04  Collateral.

                  (1) The Pledgor will cause the Pledged Stock to constitute at all times 100% of the total number of shares of each class of capital stock of the Company then outstanding.

                  (2) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgor agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit
Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this
Section 6.04(2).

                  (3) Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive, retain and use any dividends on the Pledged Stock paid in cash out of earned surplus and all proceeds of all other Collateral.

                  (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy

                              GGS Pledge Agreement
available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Pledgor agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Pledgor.

                  6.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing, but subject to the provisions of Section 7.11 hereof:

                  (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

                  (b) the Administrative Agent in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (c) the Administrative Agent may, upon ten business days' prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Banks or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection,  sale or other  disposition  under this Section
6.05 shall be applied in accordance with Section 6.09 hereof.

                  The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed, for that reason alone, not to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Company or issuer thereof to register it for public sale.


                              GGS Pledge Agreement

                  6.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any deficiency.

                  6.07 Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

                  6.08 Private Sale. The Administrative Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 hereof conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Administrative Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  6.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 6, shall be applied by the Administrative Agent:

                  First,  to the  payment  of the  costs  and  expenses  of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

                  Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and

                  Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Section 6, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of or obligor on any of the Collateral.

                  6.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 6 to make collections in respect of the Collateral, the Administrative Agent shall have the right and


                              GGS Pledge Agreement
power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  6.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

                  6.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Banks under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor.

                  6.13 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Administrative Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 7.  Miscellaneous.

                  7.01 No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  7.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  7.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Administrative Agent (with the consent of the Banks as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Bank, each holder of any of the Secured Obligations and the Pledgor.

                  7.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor, the Administrative Agent, the Banks and each holder of any of the Secured Obligations (provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

                  7.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                              GGS Pledge Agreement

                  7.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  7.07 Governing Law, Etc. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Pledgor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Pledgor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE PLEDGOR, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS E AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  7.08 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  7.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  7.10 The Administrative Agent. As provided in Section 10 of the Credit Agreement, each Bank has appointed The Chase Manhattan Bank (National Association) as its agent for purposes of this Agreement. Following the payment in full of all Secured Obligations outstanding under the Credit Agreement and the termination or expiration of the Commitments thereunder, the provisions of said Section 10 shall be deemed to continue in full force and effect for the benefit of the Administrative Agent under this Agreement. In that connection, following such payment in full and expiration and termination of the Commitments, the term "Majority Banks" (as defined in said Section 1.01) shall be deemed to refer to Banks holding Secured Obligations representing more than 50% of the aggregate Secured Obligations.

                  7.11 Certain Regulatory Requirements. The Administrative Agent hereby acknowledges that, in connection with any exercise by it of the rights and remedies afforded to it hereunder, it may be necessary to provide notice to and/or obtain the prior consent or approval of certain governmental authorities. Notwithstanding anything to the contrary contained herein, the Administrative Agent will not take any action pursuant to this Agreement which would constitute or result in any transfer of control over the Company, or any other action, if such action, in either case, requires notice to and/or the prior consent or approval of governmental authorities without first providing such notice and/or obtaining such consent or approval. Upon the exercise by the Administrative Agent of any power, right or privilege or remedy pursuant to this e Agreement which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Pledgor will, and will cause the Company to,
(a) execute and deliver, or cause the execution and delivery of, all applications, instruments or other documents and papers that the Administrative Agent may reasonably require to be obtained for such governmental consent,

                              GGS Pledge Agreement
approval, recording, qualification or authorization, (b) use its best efforts otherwise to secure such governmental consent, approval, recording, qualification or authorization and (c) take no action inconsistent therewith. The Pledgor acknowledges that the Administrative Agent has no adequate remedy at law for the breach of any obligation of this Section 7.11, and that such obligations shall be enforceable by specific performance.



                              GGS Pledge Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                          GGS MANAGEMENT HOLDINGS, INC.


                          By _________________________
                                     Title:

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),
                             as Administrative Agent


                          By _________________________
                                     Title:





                              GGS Pledge Agreement

                                                                       ANNEX 1

                                  PLEDGED STOCK

                           [See Section 2(b) and (c)]

                Certificate             Registered
Issuer               Nos.                  Owner          Number of Shares

GGS Management,      C1                GGS Management     1,000 shares of
Inc.                                   Holding, Inc.      common stock, par
                                                          value $0.01 per share



                  Annex 1 to GGS Guarantee and Pledge Agreement